Exhibit (d)(i)
                                                      AMENDED: FEBRUARY 28, 2003


                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY CONTRACT

         FUNDS:                                            RATE:
         Fifth Third Government Money Market Fund          1/365th of 0.40 of 1%
         Fifth Third Prime Money Market Fund               1/365th of 0.40 of 1%
         Fifth Third Municipal Money Market Fund           1/365th of 0.50 of 1%
         Fifth Third Quality Growth Fund                   1/365th of 0.80 of 1%
         Fifth Third Disciplined Large Cap Value Fund      1/365th of 0.80 of 1%
         Fifth Third Balanced Fund                         1/365th of 0.80 of 1%
         Fifth Third Mid Cap Growth Fund                   1/365th of 0.80 of 1%
         Fifth Third International Equity Fund             1/365th of 1%
         Fifth Third Technology Fund                       1/365th of 1%
         Fifth Third Intermediate Bond Fund                1/365th of 0.55 of 1%
         Fifth Third Bond Fund                             1/365th of 0.60 of 1%
         Fifth Third U.S. Government Bond Fund             1/365th of 0.55 of 1%
         Fifth Third Municipal Bond Fund                   1/365th of 0.55 of 1%
         Fifth Third Ohio Municipal Bond Fund              1/365th of 0.55 of 1%
         Fifth Third U.S. Treasury Money Market Fund       1/365th of 0.40 of 1%
         Fifth Third Strategic Income Fund                 1/365th of 1%
         Fifth Third Multi Cap Value Fund                  1/365th of 1%
         Fifth Third Worldwide Fund                        1/365th of 1%
         Fifth Third Micro Cap Value Fund                  1/365th of 1%
         Fifth Third Institutional Government
           Money Market Fund                               1/365th of 0.40 of 1%
         Fifth Third Institutional Money Market Fund       1/365th of 0.40 of 1%
         Fifth Third Michigan Municipal Money Market Fund  1/365th of 0.40 of 1%
         Fifth Third International GDP Fund                1/365th of 0.75 of 1%
         Fifth Third Small Cap Growth Fund                 1/365th of 0.70 of 1%
         Fifth Third Equity Index Fund                     1/365th of 0.30 of 1%
         Fifth Third Large Cap Core Fund                   1/365th of 0.70 of 1%
         Fifth Third Short Term Bond Fund                  1/365th of 0.50 of 1%
         Fifth Third Michigan Municipal Bond Fund          1/365th of 0.45 of 1%
         Fifth Third Intermediate Municipal Bond Fund      1/365th of 0.55 of 1%
         Fifth Third Ohio Tax Exempt Money Market Fund     1/365th of 0.40 of 1%
         Fifth Third Large Cap Opportunity Fund            1/365th of 0.80 of 1%
         Fifth Third LifeModel Conservative FundSM         1/365th of 0.15 of 1%
         Fifth Third LifeModel Moderately
           Conservative FundSM                             1/365th of 0.15 of 1%
         Fifth Third LifeModel Moderate FundSM             1/365th of 0.15 of 1%
         Fifth Third LifeModel Moderately
           Aggressive FundSM                               1/365th of 0.15 of 1%

         Fifth Third LifeModel Aggressive FundSM           1/365th of 0.15 of 1%
         Fifth Third Small Cap Value Fund                  1/365th of 0.90 of 1%





             The advisory fee so accrued shall be paid to Advisor daily.

             Witness the due execution hereof this 28th day of February, 2003.


         Fifth Third Funds          Fifth Third Asset Management, Inc.

         By:    /s/ Rodney L. Ruehle         By:    /s/ John Schmitz
                -----------------------             ----------------------------
         Name:  Rodney L. Ruehle             Name:  John B. Schmitz
         Title: Vice President               Title: President


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